UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2019

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2019, Burton Cole, 45, was appointed to the role of Controller of TC PipeLines GP, Inc. (the “General Partner”), the general partner of TC PipeLines LP (the “Partnership”).  In this position, he will be responsible for the accounting and finanacial reporting functions of the Partnership and its related subsidiariy investments. Mr. Cole’s principal occupation is Director, U.S. Accounting of TransCanada USA Service, Inc. (“TC Energy”), in which position he similarly leads the accounting and financial reporting group and supports the commercial, compliance and regulatory functions for all U.S. based natural gas pipeline companies.
Prior to joining TC Energy in November 2018, Mr. Cole served as Vice President , Chief Accounting Officer of Talos Energy, Inc. from March 2018 to September 2018, Vice President, Finance of Speargrass Oil & Gas, LLC from April 2017 to February 2018, and held several positions of authority with Spectra Energy Corp from March 2011 to Mach 2017, most recently as General Manager, Credit & ERM from January 2014 to March 2017 .
There are no arrangementss or understandings between Mr. Cole and any other person pursuant to which he was selected Controller of the General Partner, nor are there any family relationships between Mr. Cole and any of the General Partner’s directors  or executive officers. There are no transactions between Mr. Cole and the General Partner or the Partnership that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated: July 29, 2019

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